Exhibit 99.1

PPD, Inc. Announces Pricing and Upsizing of Senior Notes Offering

WILMINGTON, N.C. (May 21, 2020) - PPD, Inc. (Nasdaq:PPD) (the “Company”), a leading global contract research organization, today announced that Jaguar Holding Company II (“Jaguar”) and PPD Development, L.P. (“PPD Development” and, together with Jaguar, the “Co-Issuers”), both indirect wholly-owned subsidiaries of the Company, successfully upsized and finalized the terms of the Co-Issuers’ offering of $500 million aggregate principal amount of 4.625% senior notes due 2025 and $700 million aggregate principal amount 5.000% senior notes due 2028 (collectively, the “Notes”). The aggregate principal amount of the Notes to be issued in the offering was increased to $1.2 billion from the previously announced $700 million. The Notes are expected to be guaranteed on a full and unconditional basis by the Company and certain of its subsidiaries, including subsidiaries that are borrowers or guarantors under such borrowers’ senior secured credit facilities. The offering of the Notes is expected to close on June 5, 2020, subject to customary closing conditions.

The Company estimates that the net proceeds from such offering will be approximately $1,181 million, after deducting the initial purchasers’ discounts and estimated offering expenses. The Company intends to use the net proceeds from such offering of the Notes, together with cash on hand, to redeem all of the 6.375% Senior Notes due 2023 issued by Jaguar Holding Company II and Pharmaceutical Product Development, LLC in August 2015.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes and related guarantees will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About PPD

PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 46 countries and approximately 24,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppd.com.

PPD Contacts

Media	Investors
Ned Glascock	+1 910 558 2899
+1 910 558 8760	investors@ppd.com
ned.glascock@ppd.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions relating to the offering of the Notes and the anticipated use of proceeds therefrom. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect such forward-looking statements. Factors that might materially affect such forward-looking statements include: the magnitude, continued duration, geographic reach and ongoing impact on the global economy and capital and credit markets of the novel coronavirus disease (the “COVID-19 pandemic”); the current and uncertain future impact from the COVID-19 pandemic on our business, growth, reputation, prospects, financial condition, results of operations (including components of our financial results), cash flows and liquidity; the fragmented and highly competitive nature of the drug development services industry; changes in trends in the biopharmaceutical industry; our ability to keep pace with rapid technological changes that could make our services less competitive or obsolete; political, economic and/or regulatory influences and changes; any failure of our backlog to accurately predict or convert into future revenue; the fact that our customers can terminate, delay or reduce the scope of our contracts with them upon short notice or with no notice; the impact of industry, customer and therapeutic area concentration; our ability to accurately price our contracts and manage our costs associated with performance of such contracts; any failures in our information and communication systems impacting us or our customers, clinical trial participants or employees; any failure to perform services in accordance with contractual requirements, regulatory standards and ethical standards; our ability to recruit, retain and motivate key personnel, including the loss of any key executive who becomes seriously ill with COVID-19; our ability to attract suitable investigators or enroll a sufficient number of patients for our customers’ clinical trials; any failure by us to comply with numerous privacy laws; our dependence on third parties for critical goods and support services, including a significant impact from the COVID-19 pandemic to our suppliers; our dependence on our technology network, and the impact from upgrades to the network; any violation of laws, including laws governing the conduct of clinical trials or other biopharmaceutical research, and anti-corruption laws; competition between our existing and potential customers and the potential negative impact on our business; our management of business restructuring transactions and the integration of acquisitions; risks related to the drug development services industry that could result in potential liability; any failure of our insurance to cover the potential liabilities associated with the operation of our business and provision of services; our use of biological and hazardous materials, which could result in liability; international or U.S. economic, currency, political and other risks, including those caused by the COVID-19 pandemic; disruption to our operations by the occurrence of a natural disaster, pandemic (such as the COVID-19 pandemic) or other catastrophic events; economic conditions and regulatory changes from the United Kingdom’s exit from the European Union; any inability to adequately protect our intellectual property or the security of our systems and the data stored therein; consolidation amongst our customers, and the potential for rationalization of the combined drug development pipeline, resulting in fewer products in clinical development; any patent or other intellectual property litigation we might be involved in; changes in tax laws, or interpretations of existing tax laws; our investments in third parties; the substantial value of our goodwill and intangible assets, which we might not fully realize, resulting in impairment losses; difficult and volatile conditions in the capital and credit markets and in the overall economy; risks related to our indebtedness; risks related to ownership of our common stock; the significant influence of certain significant stockholders over us; and other factors beyond our control. We assume no obligation and disclaim any duty to revise or update any forward-looking statements, or make any new forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.